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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                STEREOTAXIS, INC.

         It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "Corporation") is Stereotaxis, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is June 13,1990.

         2. The Certificate of Incorporation is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Stereotaxis, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate on Incorporation, read as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                                STEREOTAXIS, INC.

                                       I.

         The name of this Corporation is Stereotaxis, Inc.

                                       II.

         The registered agent and the address of the registered office in New Castle County in the State of Delaware are:

         The Prentice-Hall Corporation System, Inc.
         2711 Centerville Road, Suite 400
         Wilmington, Delaware 19808

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                                      III.

         The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Delaware General Corporation Law of the State of Delaware.

                                       IV.

         1. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Sixty Five Million (165,000,000) shares. Ninety Five Million (95,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Seventy Million (70,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

         2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to Section 6 of Article V, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

         1. TITLE OF SERIES AND NUMBER OF SHARES. The initial series of Preferred Stock shall be designated "Series A Preferred Stock" (the "Series A Preferred") and shall consist of Two Million Six Hundred Seventy-Two Thousand Two Hundred Twenty-Two (2,672,222) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" (the "Series B Preferred") and shall consist of Seven Million Twelve Thousand Eight Hundred Ninety Nine (7,012,899) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" (the "Series C Preferred") and shall consist of Twelve Million Two Hundred Five Thousand Seven Hundred Seventy-Eight (12,205,778) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" (the "Series D Preferred") and shall consist of Eleven Million Seven Hundred Fifty-One Thousand One Hundred Forty-Seven (11,751,147) shares. The fifth series of Preferred Stock shall be designated "Series D-1 Preferred Stock" (the "Series D-1 Preferred") and shall consist of Ten Million One Hundred Fifty-Seven Thousand Five Hundred Eighty (10,157,580) shares. The sixth series of Preferred Stock shall be designated "Series D-2 Preferred Stock" (the "Series D-2 Preferred") and shall consist of Ten Million Seven Hundred Five Thousand Nine Hundred Twenty Nine (10,705,929) shares. The seventh series of Preferred Stock shall be designated "Series E Preferred Stock" (the "Series E Preferred") and shall consist of Three Million Four Hundred Twelve Thousand Nine Hundred Seventy

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(3,412,970) shares. The eighth series of Preferred Stock shall be designated
"Series E-1 Preferred Stock" (the "Series E-1 Preferred") and shall consist of Three Million Two Hundred Forty Two Thousand Three Hundred Twenty One (3,242,321) shares. The ninth series of Preferred Stock shall be designated "Series E-2 Preferred Stock" (the "Series E-2 Preferred") and shall consist of Five Million Four Hundred Sixty Thousand Seven Hundred Fifty One (5,460,751) shares. As used herein, the term "Series Preferred" shall refer collectively to the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series D-1 Preferred, the Series D-2 Preferred, the Series E Preferred, the Series E-1 Preferred and the Series E-2 Preferred. As used herein, the term "Senior D Preferred" shall refer collectively to the Series D Preferred, the Series D-1 Preferred and the Series D-2 Preferred, the term "Senior E Preferred" shall refer collectively to the Series E Preferred, the Series E-l Preferred and the Series E-2 Preferred, and the term "Junior Preferred" shall refer collectively to the Series A Preferred, the Series B Preferred, and the Series C Preferred.

         2.       DIVIDEND RIGHTS.

                  (a) The holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be entitled to receive dividends at the rate of $0.05, $0.07, $0.15, $0.217, $0.217, $0.217, $0.293, $0.293 and $0.293 per share, respectively, per annum out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividends or distributions (payable other than in Common Stock) on the Common Stock. Such dividends shall be cumulative, whether or not earned or declared, shall accrue annually from the date of original issue and shall be payable (A) upon liquidation, dissolution or winding up of the Corporation pursuant to the provisions of this Certificate or otherwise or (B) when, as, and if declared by the Board of Directors. A holder of Series D Preferred, Series D-1 Preferred or Series D-2 Preferred may elect, upon advance written notice to the Corporation, to receive his, her or its cumulative dividends in additional shares of Series D Preferred, Series D-1 Preferred or Series D-2 Preferred, as the case may be (at a value of $2.17 per share) in lieu of cash. A holder of Series E-2 Preferred may elect, upon advance written notice to the Corporation, to receive his, her or its cumulative dividends in additional shares of Series E-2 Preferred (at a value of $2.93 per share) in lieu of cash.

                  (b) PARTICIPATE WITH COMMON. Subject to subsection (a) above, if any cash dividends or other distributions are declared by the Board of Directors to be paid on the Common Stock as a class, then a dividend shall be paid at the same time to the holders of the outstanding shares of the Series Preferred at a rate per share equal to the product of (i) such per share dividend or other distribution declared by the Board of Directors on the Common Stock times (ii) the number of shares of Common Stock into which such share of the Series Preferred is then convertible.

                  (c) DISTRIBUTIONS DEFINED. For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation (other than repurchases, at cost, of Common Stock held by directors, officers or employees of, or consultants to, the Corporation upon termination of their employment with or service to the Corporation, and other than

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

redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase, or redemption by a subsidiary of the Corporation.

         3.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation and until all preferential amounts owed to them under this subsection 3(a) have been paid, the holders of the Senior D Preferred and the Senior E Preferred shall be entitled to receive, respectively, prior and in preference to any distribution of any asset or property of the Corporation to the holders of Junior Preferred and to the holders of Common Stock by reason of their ownership thereof, the amount of $2.17 per share for each share of Senior D Preferred and $2.93 per share for each share of Senior E Preferred then held by them, plus an amount equal to all accrued but not declared and all declared but unpaid dividends on the Senior D Preferred and the Senior E Preferred as of the liquidation date (each as adjusted for stock splits, combinations and similar events with respect to the Senior D Preferred and the Senior E Preferred). If, upon any liquidation, distribution, or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full of such amounts to all holders of the Senior D Preferred and the Senior E Preferred, then such assets shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

                  (b) Subject to Section 3(a) hereof, in the event of any liquidation, dissolution or winding up of the Corporation and until all preferential amounts owed to them under this subsection 3(b) have been paid, the holders of Junior Preferred shall be entitled to receive, respectively, prior and in preference to any distribution of any asset or property of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $0.4577 per share for each share of Series A Preferred, $0.72 per share for each share of Series B Preferred, and $1.50 per share for each share of Series C Preferred then held by them, plus an amount equal to all accrued but not declared and all declared but unpaid dividends on the Series A Preferred, Series B Preferred, and Series C Preferred as of the liquidation date (each as adjusted for stock splits, combinations and similar events with respect to the Series A Preferred, Series B Preferred, or Series C Preferred). If, upon any liquidation, distribution, or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full of such amounts to all holders of the Series A Preferred, Series B Preferred, and Series C Preferred, then such assets shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

                  (c) After the payment of the full liquidation preference of the Senior D Preferred, the Senior E Preferred and the Junior Preferred as set forth in subsections 3(a) and 3(b) above, the holders of Common Stock shall receive the remaining assets of the Corporation, if any, ratably on the basis of the number of shares of Common Stock held by each of them.

                  (d) The following events shall be considered a liquidation under subsections 3(a) and 3(b) above:

                           (i)      any consolidation or merger of the
Corporation with or into any other corporation or other entity or person, or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting securities are transferred; or

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                           (ii)     a sale, lease, license or other disposition
of all or substantially all of the assets of the Corporation;

provided, however, that solely with respect to the Senior D Preferred and the Senior E Preferred, such events shall not be considered a liquidation under Sections 3(a) and 3(b) above if the holders of a majority of the shares of Senior D Preferred and the Senior E Preferred, as a single class, then outstanding elect otherwise by giving written notice thereof to the Corporation at least 15 days before the effective date of such event, in which case the provisions of Section 4(g)(v) shall apply.

         4. CONVERSION. The holders of the Series Preferred shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series Preferred shall be convertible at the option of the holder thereof, at any time after the Original Issue Date at the office of the Corporation or any transfer agent for the Series Preferred. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate" then in effect (determined as provided in subsection 4(b) below) by the number of shares of Series Preferred being converted by such holder.

                  (b) CONVERSION RATE. The conversion rate in effect at any time for conversion of shares of Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing $0.4577 by the "Series A Conversion Price," calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of shares of Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing $0.72 by the "Series B Conversion Price," calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of shares of Series C Preferred (the "Series C Conversion Rate") shall be the quotient obtained by dividing $1.50 by the "Series C Conversion Price," calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of shares of Series D Preferred (the "Series D Conversion Rate") and for shares of Series D-1 Preferred (the "Series D-1 Conversion Rate") shall be the quotient obtained by dividing $2.17 by the "Series D Conversion Price," or the Series D-1 Conversion Price, as applicable, calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of shares of Series D-2 Preferred (the "Series D-2 Conversion Rate") shall be the quotient obtained by dividing $2.17 by the "Series D-2 Conversion Price," calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of shares of Series E Preferred (the "Series E Conversion Rate") shall be the quotient obtained by dividing $2.93 by the "Series E Conversion Price," calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of shares of Series E-1 Preferred (the "Series E-1 Conversion Rate") shall be the quotient obtained by dividing $2.93 by the "Series E-1 Conversion Price," calculated as provided in subsection 4(c) below. The conversion rate in effect at any time for conversion of the Series E-2 Preferred (the "Series E-2 Conversion Rate") shall be the quotient obtained by dividing $2.93 by the "Series E-2 Conversion Price" calculated as provided in subsection 4(c) below.

                  (c) CONVERSION PRICE. The conversion price for the Series A Preferred (the "Series A Conversion Price") shall initially be $0.4577. The conversion price for the Series B

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Preferred (the "Series B Conversion Price") shall initially be $0.72. The conversion price for the Series C Preferred (the "Series C Conversion Price") shall initially be $1.50. The conversion price for the Series D Preferred (the "Series D Conversion Price"), for the Series D-1 Preferred (the "Series D-1 Conversion Price"), and for the Series D-2 Preferred (the "Series D-2 Conversion Price") shall in each case initially be $2.17. The conversion price for the Series E Preferred (the "Series E Conversion Price"), for the Series E-1 Preferred (the "Series E-1 Conversion Price") and for the Series E-2 Preferred (the "Series E-2 Conversion Price") shall in each case initially be $2.93. The initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series E Conversion Price, Series E-1 Conversion Price and Series E-2 Conversion Price shall each be adjusted from time to time in accordance with this Section 4. All references herein to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price Series D Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series E Conversion Price, Series E-1 Conversion Price or Series E-2 Conversion Price shall mean such conversion price as so adjusted.

                  (d)      AUTOMATIC CONVERSION.

                           (i)      Each share of Series A Preferred, Series B
Preferred and Series C Preferred shall automatically be converted into share(s) of Common Stock based on the then effective Series A Conversion Rate, Series B Conversion Rate, or Series C Conversion Rate, respectively, immediately upon the earlier of (A) the closing of a firm commitment underwritten offer and sale of Common Stock for the account of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), at a public offering price per share of not less than $3.00 (subject to appropriate adjustment in the case of any event for which adjustment is made pursuant to subsection 4(g) hereof), and with aggregate gross proceeds to the Corporation, prior to deduction of underwriters' commissions and expenses, exceeding $7,500,000, or (B) the vote of the holders of a majority of the outstanding shares of Junior Preferred, voting together as a separate class.

                           (ii)     Each share of Series D Preferred, Series D-1
Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall automatically be converted into share(s) of Common Stock based on the then effective Series D Conversion Rate, Series D-1 Conversion Rate, Series D-2 Conversion Rate, Series E Conversion Rate, Series E-1 Conversion Rate or Series E-2 Conversion Rate (subject to, in the case of the Series E-1 Preferred, the last clause hereof), respectively, immediately upon the earlier of (A) the closing of a firm commitment underwritten offer and sale of Common Stock for the account of the Corporation pursuant to an effective registration statement under the Securities Act at a public offering price per share of not less than $4.34 (subject to appropriate adjustment in the case of any event for which adjustment is made pursuant to subsection 4(g) hereof), and with aggregate gross proceeds to the Corporation, prior to deduction of underwriters' commissions and expenses, exceeding $20,000,000 (a "Senior Preferred Qualified IPO"), or (B) the vote of the holders of a majority of the outstanding shares of Senior D Preferred and the Senior E Preferred, voting together as a single class; provided, however, that with respect to the Series E-1 Preferred, in the event the Corporation closes a Senior Preferred Qualified IPO on or prior to March 31, 2004, then the Series E-1 Conversion Price shall be as follows: where "X" is the per share offering price to the public in such Senior Preferred Qualified IPO, then such rate as provides the

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holders of Series E-1 Preferred with an effective ab initio investment price
"Z", in the Corporation as follows:

                           (I)      where X less than or equal to 145%* $2.93
per share, then Z=$2.93 per share; or

                           (II)     where X is greater than 145%*$2.93 per share
and less than 160%*$2.93 per share, then Z=Y%*X, where Y% is interpolated between 70% and 80% for the range of X from 145%*$2.93) per share up to 160% *$2.93 per share; or

                           (III)    where X is greater than 160%*$2.93 per
share, then Z=80%*X.

                  (e) MECHANICS OF CONVERSION. Before any holder of Series Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same, and shall state therein the name or names which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter (but in no event more than thirty (30) days), issue and deliver at such office to each such holder of Series Preferred, as applicable, or to such holder's nominee or nominees, any certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates evidencing the shares of the Series Preferred to be converted (except that in the case of an automatic conversion pursuant to subsections 4(d)(i) and (ii) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the offering described in subsection 4(d)(i) and (ii) hereof), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (f)      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                           (i)      SPECIAL DEFINITIONS. For purposes of this
subsection 4(f), the following definitions apply:

                                    (1)     "OPTIONS" shall mean rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities, as hereinafter defined.

                                    (2)     "ORIGINAL ISSUE DATE" shall mean the
date on which a share of Series E-2 Preferred was first issued.

                                    (3)     "CONVERTIBLE SECURITIES" shall mean
any evidences of indebtedness, shares (other than Common Stock and Series Preferred) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

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                                    (4)     "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to subsection 4(f)(ii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                            (A)     upon conversion of shares of
Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred (which includes 105,260 shares of Series D-1 Preferred issuable upon exercise of warrants outstanding as of the Original Issue Date), Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred;

                                            (B)     to officers, directors or
employees of or consultants, lessors or suppliers to the Corporation pursuant to any stock purchase plan or arrangement, stock option plan, or other stock incentive plan or agreement approved by the Board of Directors in an aggregate amount not to exceed 3,277,714 shares following the Original Issue Date unless a higher number is approved in writing by holders of no fewer than two-thirds of the issued and outstanding Senior D Preferred and Senior E Preferred, voting together as a single class, (plus (1) any shares repurchased, at cost, by the Corporation after the Original Issue Date from any officer, director or employee of or consultant to the Corporation pursuant to any of the plans or arrangements referred to in this clause 4(B), (2) any shares subject to options granted to officers, directors or employees of or consultants to the Corporation pursuant to any of the plans or arrangements referred to in this clause 4(B) that are outstanding as of the Original Issue Date and are forfeited prior to exercise and (3) any options (and shares issuable upon exercise thereof) that are automatically added to any of the plans referred to in this clause 4(B) without further stockholder vote pursuant to the terms of such plan(s));

                                            (C)     upon exercise of Options or
Convertible Securities that are issued and outstanding as of the Original Issue Date;

                                            (D)     by way of dividend or other
distribution on the Series Preferred or any event for which adjustment is made pursuant to subsection 4(g) hereof;

                                            (E)     shares of Series D
Preferred, Series D-1 Preferred, Series D-2 Preferred or Series E-2 Preferred issued to any holder of Series D Preferred, Series D-1 Preferred, Series D-2 Preferred or Series E-2 Preferred pursuant to an election made by such holder under the last two sentences of Section 2(a) hereof; or

                                            (F)     shares of Common Stock
issuable upon exercise of any warrants issued in connection with the offer, sale and issuance of the Series D-1 Preferred, the Series D-2 Preferred or the Series E-2 Preferred.

                           (ii)     DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON
STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record

                                       8
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date shall have been fixed, as of the close of business on such record date;
provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4(f)(iv) hereof) of such Additional Shares of Common Stock would be less than the applicable Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series E Conversion Price, Series E-1 Conversion Price or Series E-2 Conversion Price, respectively, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (1)     no further adjustments in the
respective Conversion Prices shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (2)     if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the respective Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the respective Conversion Prices shall affect Common Stock previously issued upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred);

                                    (3)     Upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the respective Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                            (A)     in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange;

                                            (B)     in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised,

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

plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 4(f)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (C)     no readjustment pursuant to
clauses (A) or (B) above shall have the effect of increasing the respective Conversion Prices to amounts which exceed the lower of (1) such Conversion Price on the original adjustment date, or (2) such Conversion Prices that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                            (D)     in the case of any Options
which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the respective Conversion Prices shall be made (except as to shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred converted in such period), until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clauses (A) or (B) above; and

                                            (E)     if any such record date
shall have been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the respective Conversion Prices which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                           (iii)    ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE
OF ADDITIONAL SHARES OF COMMON STOCK.

                                    (1)     SERIES D-2 PREFERRED FULL RATCHET
ADJUSTMENT. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(f)(ii) hereof) for a consideration per share less than the Series D-2 Conversion Price in effect on the date of and immediately prior to such issue (the "Series D-2 Ratchet Price"), then in such event, such Series D-2 Preferred Conversion Price shall be reduced to the Series D-2 Ratchet Price concurrently with such issue in order to increase the number of shares of Common Stock into which the Series D-2 Preferred is convertible.

                                    (2)     SERIES E-2 PREFERRED FULL RATCHET
ADJUSTMENT. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(f)(ii) hereof) for a consideration per share less than the Series E-2 Conversion Price in effect on the date of and immediately prior to such issue (the "Series E-2 Ratchet Price"), then in such event, such Series E-2 Preferred Conversion Price shall be reduced to the Series E-2 Ratchet Price concurrently with such issue in order to increase the number of shares of Common Stock into which the Series E-2 Preferred is convertible.

                                    (3)     SERIES A, B, C, D AND D-1 PREFERRED
FORMULA ADJUSTMENT. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(f)(ii) hereof) without consideration or for a consideration per share less than the respective

Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-l Conversion Price in effect on the date of and immediately prior to such issue, then in such event, such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-l Conversion Price, as applicable, shall be reduced concurrently with such issue in order to increase the number of shares of Common Stock into which the applicable series of Series Preferred is convertible to a price (calculated to the nearest hundredth of a cent) determined by the following formula:

                                               C
                                              --
         NCP              =         CP x CS + CP
                                         -------
                                         CS + AS

         where:

         CP               =         the respective Conversion Price in effect on
                                    the date of and immediately prior to such issue,

         NCP              =         the Conversion Price as so adjusted,

         CS               =         the number of shares of Common Stock
                                    outstanding immediately prior to such issue, including shares issuable upon (i) conversion of all outstanding Preferred
                                    Stock, (ii) exercise of all outstanding
                                    options and warrants to purchase Common
                                    Stock, and (iii) exercise and conversion of all outstanding options or warrants to purchase Preferred Stock.

         C                =         the aggregate consideration received by the
                                    Corporation for the total number of
                                    Additional Shares of Common Stock so issued, and

         AS               =         the number of Additional Shares of Common
                                    Stock so issued.


                                    (4)     SERIES E AND E-1 PREFERRED FORMULA
ADJUSTMENT. In the event that (a) at any time ending on the earlier of (x) December 31, 2005 or (y) the closing of a Senior Preferred Qualified IPO (the "Formula Adjustment Period") the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(f)(ii) hereof) without consideration or for a consideration per share less than the Series E Conversion Price and Series E-1 Conversion Price in effect on the date of and immediately prior to such issue, and (b) such Additional Shares are either issued to a Strategic Investor (as hereinafter defined) or are subsequently transferred to a Strategic Investor, in either case during the Formula Adjustment Period, then in such event, such Series E Conversion Price and Series E-1 Conversion Price shall be reduced either concurrently with such issue (or at the time of any such subsequent transfer to a Strategic Investor) in order to increase the number of shares of Common Stock into which the Series E Preferred and Series E-1 Preferred is convertible to a price (calculated to the nearest hundredth of a cent) determined by the formula provided for in Section 4(f)(iii)(3) hereof. In the case of an adjustment made on account of a subsequent transfer to a Strategic Investor, the aggregate consideration to be used in the formula to determine the adjustment shall be the consideration received by the Corporation in the initial issuance. For purposes of this subsection, a "Strategic Investor" shall mean any person or entity that is engaged in the business of developing, providing or delivering medical imaging technologies or interventional, disposable devices, or any person or entity that is an affiliate of such person or entity, as reasonably determined by the Corporation.


                                    (5)     Notwithstanding the foregoing, the
Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than one hundredth of a cent ($0.0001), but any such amount shall be carried forward and deduction in respect thereof made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a cent ($0.0001) or more.

                           (iv)     DETERMINATION OF CONSIDERATION. For purposes
of this subsection 4(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (1)     CASH AND PROPERTY: Such
consideration shall:

                                            (A)     insofar as it consists of
cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                            (B)     insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (C)     in the event Additional
Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                                    (2)     OPTIONS AND CONVERTIBLE SECURITIES.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(f)(ii) relating to Options and Convertible Securities shall be determined by dividing:

                                            (A)     the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number of Options or Convertible Securities) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (B)     the maximum number of shares
of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number of shares of Common Stock) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (g) ADJUSTMENT OF CONVERSION PRICE FOR DIVIDENDS, DISTRIBUTIONS, COMBINATIONS OR CONSOLIDATIONS.

                           (i)      STOCK DIVIDENDS, DISTRIBUTIONS OR
SUBDIVISIONS. In the event the Corporation shall, at any time or from time to time after the Original Issue Date, issue Common Stock in a stock dividend, stock distribution or subdivision, the Conversion Price in effect for the Series Preferred immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                           (ii)     COMBINATIONS OR CONSOLIDATIONS. In the event
the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, at any time or from time to time after the Original Issue Date into a lesser number of shares of Common Stock, the Conversion Price in effect for the Series Preferred immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (iii)    OTHER DIVIDENDS OR DISTRIBUTIONS. If the
Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of each series of Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their series of Series Preferred been converted into Common Stock on the date of such event and had they thereafter retained such securities through and including the conversion date, subject to all other adjustments called for during such period under this
Section 4.

                           (iv)     ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or in Section 3), then each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                           (v)      REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. If at any time or from time to time after the Original Issue Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 or in Section
3), or, in the case of the Senior D Preferred and the Senior E Preferred, any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation which is not deemed to be a liquidation under Section

3(d) above, as a part of such capital reorganization, or, in the case of the Senior D Preferred and the Senior E Preferred, such consolidation, merger or sale, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, as applicable, the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall by made in the application of the provisions of this Section 4 with respect to the respective rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series E Conversion Price, the Series E-1 Conversion Price and the Series E-2 Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable as before such event.

                  (h) NO IMPAIRMENT. Without the consent of holders of a majority of any affected series of Series Preferred, as applicable, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but it will at all times in good faith assist in the carrying out of all of the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the affected series of Series Preferred against impairment.

                  (i) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series E Conversion Price, the Series E-1 Conversion Price or the Series E-2 Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, as appropriate, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, furnish or cause to be furnished to each holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Conversion Price in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred.

                  (j) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each respective holder of Series Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (k) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the respective conversion of the shares of Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the respective conversion of all outstanding shares of Series Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (l) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series Preferred shall be deemed given upon receipt. Notice may be deposited in the United States certified or registered mail, first class postage prepaid, or by personal (courier) delivery and addressed to each holder of record of his or her address appearing on the books of the Corporation.

                  (m) NO REISSUANCE OF THE SERIES PREFERRED. No shares of the Series Preferred which have been converted into Common Stock or otherwise acquired by the Corporation by reason of purchase or otherwise shall be reissued.

         5. VOTING RIGHTS. Except as otherwise provided herein or as required by law, the holders of the Series Preferred shall be entitled to notice of any stockholders' meeting and to vote together with the holders of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the holders of Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred, Series D-2 Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

         6.       RESTRICTIVE COVENANTS.

                  The Corporation shall not, without obtaining the vote or written consent of (i) the holders of a majority of the Senior D Preferred and the Senior E Preferred (voting together as a single class) and (ii) the holders of a majority of the outstanding shares of the Junior Preferred (voting together as a single class):

                           (i)      amend or repeal any provision of the
Certificate of Incorporation or the Bylaws of the Corporation so as to affect adversely the rights, powers, preferences, or other special rights or privileges of any series of Series Preferred;

                           (ii)     amend or repeal Article VIII of the
Certificate of Incorporation of the Corporation so as to limit or diminish in any way the indemnification provided thereunder;

                           (iii)    authorize, create (by reclassification or
otherwise) or issue shares of any class or series of equity securities of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of Series Preferred;

                           (iv)     increase or decrease the authorized number
of shares of Preferred Stock or Common Stock;

                           (v)      pay or declare a dividend on, or repurchase
or redeem any Common Stock (except for repurchases of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares, at cost, upon termination of employment or in exercise of the Corporation's right of first refusal upon a proposed transfer), or repurchase or redeem any shares of the Series Preferred;

                           (vi)     sell, lease or otherwise dispose of all or
substantially all of the assets, property or business of the Corporation, or merge or consolidate the Corporation with any person, or permit any other person to merge into it, or undertake any other reorganization, other than mergers, consolidations or reorganizations in which the Corporation is the surviving corporation and, after giving effect to the merger, consolidation, or reorganization, the holders of the Corporation's outstanding capital stock immediately preceding such merger own more than fifty percent (50%) of the outstanding capital stock of the surviving corporation; or

                           (vii)    take action which results in the taxation of
the holders of shares of Series Preferred under Section 305 of the United States Internal Revenue Code.

                           The Corporation shall not, without obtaining the vote
or written consent of the holders of a majority of each of the Series E Preferred and the Series E-1 Preferred, amend or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as to affect adversely the unique rights, powers, preferences, or other special rights or privileges of the Series E Preferred or the Series E-1 Preferred, in either case as a separate class, whether by merger, consolidation or otherwise. Further, notwithstanding the Senior D Preferred and the Senior E Preferred voting threshold prescribed in Section 4(d)(ii)(B) hereof, the Corporation shall not, without obtaining the vote or written consent of the holders of a majority of the Series E-1 Preferred, amend or repeal the proviso language set forth at the end thereof.

         7. PREEMPTIVE RIGHT. The Corporation hereby grants to each holder holding at least 225,000 shares of the Corporation's Senior D Preferred and/or Senior E Preferred (each, a "Preemptive Holder" and collectively "Preemptive Holders"), the right to purchase its pro rata share of New Securities (as defined below) that the Corporation may, from time to time, propose to sell and issue. For purposes of this Section 7, the shares of the Corporation's Senior D Preferred and/or Senior E Preferred held by all affiliated entities and individuals shall be aggregated for purposes of determining whether the above 225,000 share threshold is met, and all such affiliated entities and individuals shall be treated as a single Preemptive Holder. Each Preemptive Holder's pro rata share, for purposes of this preemptive right, is the ratio of (X) the number of shares of Senior D Preferred and/or Senior E Preferred then owned on an as converted to Common Stock basis to (Y) the total number of shares of Common Stock of the Corporation outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all shares of outstanding Preferred Stock of the Corporation and exercise of all outstanding options and warrants to purchase securities of the Corporation. This preemptive right shall be subject to the following provisions:

                  (a) "New Securities" shall mean any offering by the Corporation of any Common Stock or Preferred Stock of the Corporation, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include: (i) securities issuable upon conversion of the Preferred Stock; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act;
(iii) securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation owns more than 50% of the voting power of such corporation approved by the Board of Directors; (iv) up to 3,277,714 shares of the Corporation's Common Stock (or related options) issued or issuable at any time to employees, directors or consultants of the Corporation, or any subsidiary, pursuant to any employee stock offering, plan, or arrangement, or such greater number of shares as shall be approved by the Board of Directors and a majority of the Preemptive Holders (plus (1) any shares repurchased, at cost, by the Corporation after the Original Issue Date from any officer, director or employee of or consultant to the Corporation pursuant to any of the plans or arrangements referred to in this clause, (2) any shares subject to options granted to officers, directors or employees of or consultants to the Corporation pursuant to any of the plans or arrangements referred to in this clause that are outstanding as of the Original Issue Date and are forfeited prior to exercise and (3) any options (and shares issuable upon exercise thereof) that are automatically added to any of the plans referred to in this subclause (iv) without further stockholder vote pursuant to the terms of such plan(s)); (v) shares of the Corporation's Common Stock issued or issuable upon exercise of options, warrants or other convertible securities that are issued and outstanding as of the Original Issue Date; (vi) shares of the Corporation's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation; (vii) securities issued in connection with equipment lease financings or other financings with commercial lenders which are approved by the Corporation's Board of Directors; (viii) shares of the Corporation's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Corporation and other entities approved by the Board of Directors, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer, corporate partnering or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Corporation's Board of Directors; and (ix) with respect to the Series E Preferred and the Series E-1 Preferred, securities issued pursuant to the acquisition by another corporation of the Corporation by merger, purchase of substantially all of the assets, or other reorganization.

                  (b) In the event that the Corporation proposes to undertake an issuance of New Securities, it shall give each Preemptive Holder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Corporation proposes to issue the same. Each such Preemptive Holder shall have twenty (20) business days from the date of receipt any such notice (unless a shorter period is consented to by a majority in interest of the Preemptive Holders) to agree, by written notice to the Corporation, to purchase its pro rata share, or any part thereof, of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. In the event that each Preemptive Holder initially fails to exercise in full its preemptive rights within said period, the Corporation shall promptly advise those Preemptive Holders who have exercised such right in full who may then purchase the New Securities as to which Preemptive Holders have not exercised such right in full, pro rata based upon their respective ownership of Senior D Preferred and/or Senior E Preferred, or as they otherwise may agree among themselves. This right of over-allotment must be exercised by notice to the Corporation within five (5) business days after the Preemptive Holders' receipt of notice that each Preemptive Holder had not exercised its preemptive right in full.

                  (c) In the event that the Preemptive Holders fail to exercise in full the preemptive right as aforesaid, the Corporation shall have 120 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty
(30) days from the date of said agreement) the New Securities respecting which the Preemptive Holders' rights were not exercised at a price and upon general terms materially no more favorable to the purchasers thereof than specified in the Corporation's notice. In the event the Corporation has not sold the New Securities within said 120 day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Corporation shall not thereafter issue or sell any New Securities without first offering such securities to the Preemptive Holders in the manner provided above.

                  (d) Notwithstanding anything to the contrary contained in this Section 7, the preemptive rights granted to the Preemptive Holders under this Section shall not apply if waived in writing by holders of at least two thirds of the Senior D Preferred and Series E-2 Preferred held by the Preemptive Holders.

         8. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock. Notwithstanding anything herein contained to the contrary, but subject to Article V.6 of this Certificate of Incorporation, the number of authorized shares of Common Stock may be increased by an affirmative vote of the holders of a majority of the outstanding voting capital stock of the Corporation.

                                       VI.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner provided in the Bylaws.

         2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

         3. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                      VII.

         A director of the Corporation shall, to the full extent not prohibited by the Delaware General Corporation law, as the same exists or may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                      VIII

         The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom.

         As a condition precedent to his or her right to be indemnified, the person seeking indemnification must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person.

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

         In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking shall be accepted without reference to the financial ability of such person to make such repayments.

         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved or ratified by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify a person to the extent such person is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to any person and such person is subsequently reimbursed from the proceeds of insurance, such person shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         All determinations hereunder as to the entitlement of any person to indemnification shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, be to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

         The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VIII.

         Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Any amendment or repeal of the provisions of this Article shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring before such amendment or repeal.

                                       IX.

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

         The Corporation is to have perpetual existence.

                                       X.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                    *********

         6. That thereafter, the stockholders of the corporation approved the adoption of the amendment and restatement in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         7. That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and that the capital of the Corporation will not be reduced under or by reason of the amendment and restatement.

         IN WITNESS WHEREOF, said Stereotaxis, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Bevil J. Hogg, its President, this 27th day of January, 2004.

                                            STEREOTAXIS, INC.

                                            BY:   /s/ Bevil J. Hogg
                                                --------------------------------
                                                  Bevil J. Hogg, President

ATTEST:

BY:  /s/ James L. Nouss, Jr.
   ---------------------------------
    James L. Nouss, Jr., Secretary

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